UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 10, 2020

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

Former Address:  13757 N. Stemmons Freeway, Farmers Branch, Texas  75007
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

PPP Loan.  On April 10, 2020, ADDvantage Technologies Group, Inc. entered into an SBA Payroll Protection Program (PPP) loan with its primary lender, Vast Bank, N.A. in the principal amount of $2,915,000, bearing interest at 1.0% per annum, with monthly payments of principal and interest in the amount of $164,045 each, commencing on November 10, 2020, and payable in full on April 10, 2022.  In the event the conditions of the PPP loan are satisfied by the Company (principally related to the use of loan proceeds primarily for the payment of payroll expenses and the retention of the Company’s work staff), the loan will be converted into a grant and will not be repayable by the Company.

Equity Distribution Agreement.  On April 24, 2020, the Company entered into an Equity Distribution Agreement (the “Sales Agreement”) with Northland Securities, Inc., as agent (“Northland”), pursuant to which the Company may offer and sell, from time to time, through Northland, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $13,850,000 (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 and the related prospectus (File No. 333-236859) filed by the Company with the Securities and Exchange Commission (the “SEC”) on March 3, 2020, as amended on March 23, 2020, and declared effective by the SEC on April 1, 2020.

Pursuant to the Sales Agreement, Northland may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933 (the “Securities Act”), including sales made by means of ordinary brokers’ transactions, including on The Nasdaq Global Market, at market prices or as otherwise agreed with Northland. Northland will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price of size limits or other customary parameters or conditions the Company may impose.

The offering of Shares pursuant to the Sales Agreement will terminate upon the earliest of (a) the sale of all of the Shares subject to the Sales Agreement or (b) the termination of the Sales Agreement by Northland or the Company, as permitted therein.

The Company will pay Northland a commission rate equal to an aggregate of 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide Northland with customary indemnification and contribution rights. The Company will also reimburse Northland for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion, including the related consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. relating to the issuance and sale of the Shares is filed as Exhibit 5.1 hereto.

This Current Report of Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

Incorporated herein by reference is the information under Item 1.01 above with respect to the PPP loan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is attached hereto:

Exhibit 1.1	Equity Distribution Agreement, dated April 24, 2020, by ADDvantage Technologies Group, Inc. and Northland Securities, Inc.
Exhibit 5.1	Opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C.
Exhibit 23.1	Consent of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: April 24, 2020

By: /s/ Scott Francis
Scott Francis
Vice-President & Chief Accounting Officer